Exhibit 99.4
Enova Announces Fundraise Agreements for $10.3M in New Capital
TORRANCE, CA, October 29, 2009 — Enova Systems, Inc. (NYSE AMEX: ENA and AIM: ENV and ENVS), a production company in the emerging alternative energy industry and a leading developer of proprietary electric, hybrid and fuel cell digital power management systems today announced it had entered into a Purchase Agreement for the sale of 9,024,960 shares of Common Stock at a purchase price of $1.00 per share. As required by the Purchase Agreement, at the closing of the stock sale, Enova will enter into a Registration Rights Agreement pursuant to which it will be required to register such shares. Enova also entered into a Placing Agreement for the placement of 1,323,000 shares of common stock at a purchase price of 62.5 pence per share (approximately equal to $1.00 (U.S.) per share at the exchange rate on October 29, 2009 as reported by Fidessa).
The consummation of the stock sale transactions contemplated by both the Purchase Agreement and the Placing Agreement are subject to a number of conditions, including in both cases shareholder approval of the issuance of the shares. Enova intends to seek approval of the issuance of the additional shares of Common Stock at the Annual Meeting of Shareholders, currently scheduled for the second week of December, and intends to send to shareholders a Proxy Statement relating thereto when available. Enova advises each of its shareholders to read the Proxy Statement when it becomes available because it will contain important information. Once the Proxy Statement is available, shareholders can get the Proxy Statement and any relevant documents for free at the SEC’s web site or free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer and requesting a copy thereof.
This press release does not constitute an offer of any securities for sale. The securities to be sold pursuant to the Purchase Agreement and the Placing Agreement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Copies of the documents relating to these transactions, together with a more detailed explanation of the agreements and the terms of the transactions, are being filed by the Company with the Securities and Exchange Commission under cover of a Current Report on Form 8-K with date of earliest event reported of October 29, 2009.
About Enova:
Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.
ENOVA SYSTEMS, Inc.
1560 West 190th Street
Torrance, CA 90501
310-527-2800
Contact: Jarett Fenton CFO/Investor Relations
Additional Information:
This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “could,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2008.